Exhibit 10.15

ELEVENTH AMENDMENT TO LEASE

This Eleventh Amendment to Lease (“Amendment”) is entered into, and dated for reference purposes, as of September 1, 2023 (the “Execution Date”) by and between PACIFICA ENCINITAS BEACH, LLC, a California limited liability company, PACIFICA REAL ESTATE V, LLC, a California limited company, SR32 SAN DIEGO PORTFOLIO, LLC, a California limited liability company, FORCE FRANKLIN I. L.P., a California limited partnership, FORCE 10580, LLC, a California limited liability company, and ARKA MIRAMAR II, L.P., a California limited partnership (collectively, “Lessor”), and ONE STOP SYSTEMS, INC., a Delaware corporation (“Lessee”), with reference to the following facts:

Recitals

A.
Lessor and Lessee are the parties to that certain written lease which is comprised of the following (collectively, the “Existing Lease”): that certain written Standard Industrial/ Commercial Multi-Tenant Lease – Net, dated as of October 21, 2004 (the “Original Lease”) entered into by and between Lessor’s predecessor-in-interest (David Wen) and Lessee’s predecessor-in-interest (One Stop Systems, Inc., a California corporation) (which superseded a prior lease dated October 20, 2004 entered into by and between Lessor’s earliest predecessor-in-interest (JJB Real Estate Enterprises, LLC) and One Stop Systems, Inc., a California corporation), as amended by that certain Amendment #1 dated as of October 6, 2008 (“Amendment #1”), as further amended by that certain Amendment #2 dated as of November 4, 2008 (“Amendment #2”), as further amended by that certain Amendment #3 dated as of August 8, 2009 (“Amendment #3”), as further amended by that certain Amendment #4 dated as of August 18, 2011 (“Amendment #4”), as further amendment by that certain Amendment #5 dated as of October 3, 2013 (“Amendment #5”), as further amended by that certain Sixth Amendment to Lease dated as of August 30, 2017 (“Sixth Amendment”), as further amended by that certain Seventh Amendment to Lease dated as of July 24, 2018 (“Seventh Amendment”), as further amended by that certain Eighth Amendment to Lease dated as of August 15, 2019 (“Eighth Amendment”), as further amended by that certain Ninth Amendment to Lease dated as of December 12, 2019 (“Ninth Amendment”), and as further amended by that certain Tenth Amendment to Lease dated as of March 16, 2020 (“Tenth Amendment”) for certain premises described therein consisting of approximately 29,342 rentable square feet, and commonly known as Suites 100, 110, 120, 130, 140, 150, 160 and 170 (and including a second story area known as Suite 200) (collectively, the “Existing Premises”) of the building located at 2235 Enterprise Street, Escondido, California (the “Building”), as more particularly described in the Existing Lease.

B.
Lessor and Lessee desire to provide for (i) the further extension of the term for the Existing Premises; and (ii) other amendments of the Existing Lease as more particularly set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.
Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise; provided, however, that the term “Lease” as used herein and, from and after the Execution Date, in the Existing Lease shall refer to the Existing Lease as modified by this Amendment.
2.
Extension of Term. Lessor and Lessee acknowledge and agree that, notwithstanding any provisions of the Existing Lease to the contrary, the current Term pursuant to the Existing Lease will expire on August 31, 2024, and that the Term of the Lease of the Existing Premises is hereby further extended for the period of seventy two (72) months (the “Extended Term”) commencing on September 1, 2024 (the “Extension Commencement Date”) and expiring August 31, 2030 (hereafter, the “Termination Date”), unless sooner terminated pursuant to the terms of the Lease. This extension is with respect to the entire Premises. This extension is further conditioned upon and subject to the same conditions, terms, covenants and agreements contained in the Existing Lease except as otherwise provided in this Amendment. Lessor and Lessee acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to extension of the current Term, whether or not in accordance with any other provisions, if any, of the Existing Lease regarding renewal or extension, and any such provisions, options or rights for renewal or extension provided in the Existing Lease are hereby deleted as of the Execution Date.
3.
Base Rent for Existing Premises. Lessee shall continue to pay monthly Base Rent with respect to the Existing Premises in the amount set forth in the Existing Lease up to and including the day immediately prior to the Extension Commencement Date. Effective on and after the Extension Commencement Date, the amount of monthly Base Rent due and payable by Lessee for the Existing Premises shall be as follows:

Period from/to	Monthly Base Rent
September 1, 2024 – August 31, 2025	$30,699.79
September 1, 2025 – August 31, 2026	$31,927.78
September 1, 2026 – August 31, 2027	$33,204.89
September 1, 2027 – August 31, 2028	$34,533.09
September 1, 2028 – August 31, 2029	$35,914.41
September 1, 2029 – August 31, 2030	$37,350.99

4.
Abatement of Rent. Notwithstanding anything in this Amendment to the contrary, for so long as Lessee is not in Breach under the terms of the Lease, the Base Rent and Lessee’s

Share of Common Area Operating Expenses payable for the Existing Premises shall be fully abated for the moths of October, 2023 through February, 2024 for a total of five (5) months. The abatement set forth in this section shall be considered an Inducement Provision subject to the provisions of Paragraph 13.3 of the Original Lease.

5.
Brokers. Notwithstanding any other provision of the Existing Lease to the contrary, Lessee represents and warrants to Lessor that Hughes Marino, Inc. (“Lessee’s Broker”) is the sole broker that negotiated and represented Lessee concerning this Amendment. Lessee hereby indemnifies and agrees to protect, defend and hold Lessor harmless from and against any claims of brokerage commissions arising out of any discussions or negotiations allegedly had by the Lessee with any other broker in connection with this Amendment. Notwithstanding any other provision of the Existing Lease to the contrary, Lessor represents and warrants to Lessee that RAF Pacifica Group (“Lessor’s Broker”) is the sole broker that negotiated and represented Lessor concerning this Amendment. Lessor hereby indemnifies and agrees to protect, defend and hold Lessee harmless from and against any claims of brokerage commissions arising out of any discussions or negotiations allegedly had by the Lessor with any other broker in connection with this Amendment. The foregoing obligations of Lessee and Lessor shall survive the expiration or sooner termination of the Lease.

6.
Time of Essence. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.

7.
Attorneys’ Fees. Each party to this Amendment shall bear its own attorneys’ fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease as amended, the parties acknowledge and agree that the provisions of Section 31 of the Lease shall apply.

8.
Effect of Headings; Recitals: Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.

9.
Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

10.
Disclosure Regarding Certified Access Specialist. Pursuant to California Civil

Code Section 1938, Lessor hereby notifies Lessee that as of the date of this Amendment, neither the Existing Premises nor the Expansion Premises has undergone inspection by a “Certified Access Specialist” to determine whether the such premises meets all applicable construction-related accessibility standards under California Civil Code Section 55.53.

11.
Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Lessor may request that Lessee provide Lessor evidence of Lessee’s authority.

12.
Counterparts. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. The parties contemplate that they may be executing counterparts of this Amendment transmitted electronically and agree and intend that a signature delivered electronically shall bind the party so signing with the same effect as though the signature were an original signature.

[Signatures are on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

LESSOR:

ARKA MIRAMAR II, L.P.,

a California limited partnership

By: SMB I GROUP, L.P.,

a Delaware limited partnership,

Its General Partner

By: K Associates, a California

 general partnership,

 Its General Partner

 By: _______________________

 Name: _____________________

 Its: Managing Partner

LESSEE: ONE STOP SYSTEMS, INC., a Delaware corporation By: Michael Knowles, Chief Executive Officer By: _______________________________ John W. Morrison Jr., Secretary and CFO

FORCE FRANKLIN I, L.P.,

a California limited partnership

By: Force Franklin I, LLC

a California limited liability company

its General Partner

By: ARKA Franklin I, L.P.,

a Delaware limited partnership

its Sole Member and Manager

By: APG Partners, LLC

a Nevada limited liability company

Its General Partner

By: SMB I Group, LP

A Delaware limited partnership

Its Managing Member

By: K Associates, a California

general partnership

its General Partner

By: __________________

Name:

Its: Managing Partner

FORCE 10580, LLC,

a California limited liability company

By: K Associates, a California general partnership,

Its sole and Managing Member

By: _______________________

Name: _____________________

Its: Managing Partner

SR32 SAN DIEGO PORTFOLIO, LLC,

a California limited liability company

By: ___________________________

Adam S. Robinson, Manager

PACIFICA REAL ESTATE V, LLC,

a California limited liability company

By: _____________________________

Adam S. Robinson, Manager

PACIFICA ENCINITAS BEACH, LLC,

a California limited liability company

By: ___________________________

Adam S. Robinson, Manager